Exhibit 10.2

Dated 24 April 2019

APTORUM GROUP LIMITED

as Issuer

and

PEACE RANGE LIMITED

as Seller

and

Aptorum Investment Holding Limited

as Purchaser

_____________________________________________________

PURCHASE AGREEMENT

in respect of

US$13,500,000 in aggregate principal amount of 8.00 per cent. convertible bonds due 2019 convertible into fully paid Class A ordinary shares of the Issuer

______________________________________________________

TABLE OF CONTENTS

Clause	Heading	Page

1	INTERPRETATION	2

2	sale and purchase of BONDS; RIGHTS UNDER SUBSCRIPTION AGREEMENT	2

3	COMPLETION	3

4	ISSUER WARRANTIES	4

5	Seller WARRANTIES	5

6	PURCHASER WARRANTIES	6

7	CONFIDENTIALITY	6

8	FEES, COSTS AND EXPENSES	7

9	NOTICES	7

10	GENERAL	8

11	COUNTERPARTS	9

12	GOVERNING LAW	9

13	Arbitration	9

- i -

THIS DEED is dated the 24 day of April 2019

BETWEEN:

(1)	APTORUM GROUP LIMITED, a Cayman Islands exempted limited liability company with Hong Kong business registration number no. F0023235 with a registered address at Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands (the “Issuer”);

(2)	JURCHEN INVESTMENT CORPORATION, a company incorporated with limited liability under the laws of British Virgin Islands with business registration no. 511328 with a registered office is at Vistra Corporation Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the “Guarantor”);

(3)	PEACE RANGE LIMITED, a company incorporated under the laws of the British Virgin Islands with business registration no. 1839278 with a registered address at Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands (the “Seller”); and

(4)	Aptorum Investment Holding Limited, an exempted limited liability company incorporated under the laws of Cayman Islands with business registration no. 349834 with a registered address at Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands (the “Purchaser”),

(each, a “Party” and together, the “Parties”).

WHEREAS:

(A)	On 6 April 2018, the Issuer, the Guarantor and the Subscriber entered into a subscription agreement (the “Subscription Agreement”) in relation to the issue and subscription of US$15,000,000 in aggregate principal amount of 8.00 per cent. convertible bonds due 2019 (the “Bonds”) convertible into fully paid Class A ordinary shares of the Issuer. The Bonds were issued to the Seller on 25 April 2018 pursuant to a Bond Certificate (the “Bond Certificate No. 1”) dated the same date.

(B)	The Bonds were guaranteed by the Guarantor pursuant to a deed of guarantee dated 25 April 2018 (“Deed of Guarantee”) entered into by the Issuer and the Guarantor in favour of the holders of the Bonds;

(C)	Pursuant to the Subscription Agreement and the terms and conditions of the Bonds (the “Conditions”), a bank account was set up in the name of the Issuer with MUFG Bank, Ltd., Hong Kong Branch with account no. 80800076769 (the “Debt Service Reserve Account”) and charged for the benefit of the bondholders on 25 April 2018 (the “Account Charge”);

(D)	The Guarantor and the Seller also entered into an escrow agreement on or about 19 April 2018 (the “Escrow Agreement”); the Guarantor, the Issuer and the Seller also entered into a share charge dated 25 April 2018 (the “Share Charge”) in relation to the shares of the Issuer held by the Guarantor; both the Escrow Agreement and the Share Charge have been terminated by the parties thereto;

(E)	On 18 December 2018, the Issuer successfully listed its shares on the NASDAQ stock exchange and 10 per cent. of the principal amount of the Bonds were converted into Class A ordinary shares of the Issuer. Bond Certificate No. 1 was returned by the Seller to the Issuer for cancellation and a new bond certificate No. 2 (the “Bond Certificate No. 2”) was issued by the Issuer to the Seller with the principal amount of US$13,500,000;

(F)	Whereas, the Seller as chargee and the Issuer as chargor of the Account Charge, notwithstanding clause 7.2 (deposits and withdrawals) of the Account Charge, agree to release the Account Charge pursuant to the provisions of this Deed; and

(G)	The Issuer, the Guarantor, the Subscriber and the Purchaser have agreed to enter into this Deed whereby the Seller has agreed to sell and the Purchaser has agreed to purchase the Bonds together with the rights of the Seller under the Subscription Agreement, on the terms and subject to the conditions set out in this Deed.

(H)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS HEREBY AGREED:

1.	INTERPRETATION

1.1	Save as otherwise expressly stated herein, references to any statute or statutory provision includes a reference to that statute or statutory provision as from time to time amended, extended or re-enacted.

1.2	In this Deed, references to:

(a)	Recitals and Clauses are to the recitals and clauses of this Deed;

(b)	the singular includes the plural and vice versa;

(c)	words importing gender or the neuter include both genders and the neuter; and

(d)	persons include bodies corporate or unincorporate.

1.3	Headings are for convenience only and shall not affect the interpretation of this Deed.

1.4	Terms defined in the Transaction Documents (as defined in the Subscription Agreement) have the same meanings when used in this Deed, unless otherwise defined.

2.	sale and purchase of BONDS; RIGHTS UNDER SUBSCRIPTION AGREEMENT

2.1	Subject to the terms of this Deed, the Seller agrees to sell, transfer and assign (i) the Bonds together with (ii) all of the rights of the Seller under the Subscription Agreement (including but not limited to the Seller’s rights under clause 6.2 of the Subscription Agreement), to the Purchaser at an aggregate sale price of US$13,600,000 the (“Sale Price”) on Completion (as defined in clause 3.1 below).

2.2	Subject to the terms of this Deed, the Purchaser agrees to subscribe for the Bonds and to receive the rights of the Seller under the Subscription Agreement and shall pay or procure that there be paid to or to the order of the Seller the Sale Price on the Completion.

2.3	The Issuer and the Seller hereby agree to withdraw or transfer an amount in US dollar of (i) the Sale Price and (ii) the Accrued Interest (as defined below) on Completion (as defined below) from the Debt Service Reserve Account pursuant to clause 3.4 below, which upon receipt of such funds by the Seller shall discharge the Purchaser’s obligation in respect of the payment of the Sale Price to the Seller under this Deed.

3.	COMPLETION

3.1	Completion of the Subscription shall take place within 1 business day after the date of signing of this Deed by the Parties or any other date or time as the Parties may agree (“Completion”).

3.2	The Issuer shall deposit or procure the deposit into the Debt Service Reserve Account the aggregate amount of interest accrued on the Bonds up to the Maturity Date of US$557,333.33 (the “Accrued Interest”) no later than 2 business days prior to Completion.

3.3	The Purchaser shall deposit or procure the deposit of US$100,000, which forms part of the Sale Price, into the Debt Service Reserve Account no later than 2 business days prior to Completion.

3.4	On or before Completion, the Issuer and the Purchaser shall transfer or procure the transfer of an amount in US dollar of (i) the Sale Price and (ii) the Accrued Interest from the Debt Service Reserve Account to the Seller to the following bank account:

Bank:

Bank account No.:

Beneficiary:

SWIFT Code:

Bank Address:

3.5	On Completion and only after the Seller has received the funds of an amount in US dollar of the Sale Price pursuant to clause 3.4 above,

(a)	the Subscription Agreement shall be terminated between the Issuer, the Guarantor and the Seller, subject to the provisions set out in this Deed;

(b)	the Deed of Guarantee shall be terminated, and the Guarantor shall thereafter be unconditionally and irrevocably released from the guarantee to the payment of all sums expressed to be payable from time to time by the Issuer under the Bonds on the terms and conditions as set out in the Deed of Guarantee; and

(c)	the Debt Service Reserve Account shall be released from security and the Account Charge shall be cancelled pursuant to a deed of release dated on or about the date of Completion entered into between the Seller and the Issuer, and the remaining balance standing to the Debt Service Reserve Account (if any) shall be released and reassigned to the Issuer.

3.6	On or within 5 business days after Completion,

(a)	the Seller shall deliver to the Issuer the Bond Certificate No. 2 and shall instruct the Issuer to update the register of bondholders and enter the name of the Purchaser therein as the holder of the Bonds; and

(b)	the Issuer shall update the register of bondholders and enter the name of the Purchaser as the new holder of the Bonds, after which Bond Certificate No. 2 shall be destroyed by the Issuer and a new bond certificate no. 3 be issued in the name of the Purchaser.

4.	ISSUER WARRANTIES

4.1	The Issuer warrants and represents to the Seller and the Purchaser that as at the date of this Deed and as at the date of Completion:

(i)	the Issuer is a company duly incorporated, validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation and is in compliance with all laws and regulations to which it is subject, is not in liquidation or receivership, has full power and authority to own its properties and to conduct its business and is lawfully qualified to do business in the jurisdiction in which business is conducted by it;

(ii)	the Issuer has full power and authority to issue the Bonds pursuant to the Conditions and does not require the consent thereto of any other party;

(iii)	the Issuer has power to enter into this Deed, and this Deed has been duly authorised and executed by, and constitutes legally binding and enforceable obligations of, the Issuer, and the sale of the Bonds and the rights under the Subscription Agreement will not cause any breach or violation of any statute, order, rule, regulation or law to which the Issuer is subject nor cause any breach of any agreement to which the Issuer is a party or by which it is bound and will not infringe or exceed any limits on, powers of, or restrictions on or the terms of any contract, obligations or commitment whatsoever of, the Issuer and/or its boards of directors;

(iv)	the Bonds and the Subscription Agreement have been duly authorised by the Issuer and constitute valid and legally binding obligations of the Issuer and the Guarantor respectively;

(v)	the Issuer will comply with all applicable laws in connection with the issue and sale of the Bonds; and

(vi)	before the date of Completion, the Debt Service Reserve Account has a minimum balance of US$14, 157,333.33, being a sum of US$ 13,600,000 and the amount of the Accrued Interest, which shall be paid or transferred by the Issuer on behalf of the Purchaser to the Seller on Completion pursuant to clause 3.4 above.

(together, the “Issuer Warranties”)

4.2	Each of the Issuer Warranties shall be constructed separately and independently.

4.3	It is acknowledged that the Purchaser and Seller have entered into this Deed in reliance upon the Issuer Warranties.

5.	Seller WARRANTIES

5.1	The Seller warrants and represents to the Purchaser that as at the date of this Deed and as at the date of Completion:

(i)	the Seller is a company duly incorporated, validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation and is in compliance with all laws and regulations to which it is subject, is not in liquidation or receivership, has full power and authority to own its properties and to conduct its business and is lawfully qualified to do business in the jurisdiction in which business is conducted by it;

(ii)	the Seller has full power and authority to sell the Bonds and its rights under the Subscription Agreement and does not require the consent thereto of any other party, save for the approval of Adamas Ping An Co-Management Limited, the general partner of Adamas Ping An Opportunities Fund LP, of which approval will be received prior to the Completion;

(iii)	the Seller has power to enter into this Deed, and this Deed has been duly authorised and executed by, and constitutes legally binding and enforceable obligations of, the Seller, and the sale of the Bonds and the rights under the Subscription Agreement pursuant to this Deed will not cause any breach or violation of any statute, order, rule, regulation or law to which the Seller is subject nor cause any breach of any agreement to which the Seller is a party or by which it is bound and will not infringe or exceed any limits on, powers of, or restrictions on or the terms of any contract, obligations or commitment whatsoever of, the Seller and/or its boards of directors; and

(iv)	the Seller will comply with all applicable laws and regulations in connection with the sale of the Bonds and the rights under the Subscription Agreement.

(together, the “Seller Warranties”)

5.2	Each of the Seller Warranties shall be constructed separately and independently.

5.3	It is acknowledged that the Purchaser has entered into this Deed in reliance upon the Seller Warranties.

6.	PURCHASER WARRANTIES

6.1	The Purchaser warrants and represents to the Seller that as at the date of this Deed and as at the date of Completion:

(i)	the Purchaser is a company duly incorporated, validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation and is in compliance with all laws and regulations to which it is subject, is not in liquidation or receivership, has full power and authority to own its properties and to conduct its business and is lawfully qualified to do business in the jurisdiction in which business is conducted by it;

(ii)	the Purchaser has full power and authority to subscribe and purchase the Bonds and the rights under the Subscription Agreement and does not require the consent thereto of any other party;

(iii)	the Purchaser has power to enter into this Deed, and this Deed has been duly authorised and executed by, and constitutes legally binding and enforceable obligations of, the Purchaser, and the purchase of the Bonds and the rights under the Subscription Agreement pursuant to this Deed will not cause any breach or violation of any statute, order, rule, regulation or law to which the Purchaser is subject nor cause any breach of any agreement to which the Purchaser is a party or by which it is bound and will not infringe or exceed any limits on, powers of, or restrictions on or the terms of any contract, obligations or commitment whatsoever of, the Purchaser and/or its boards of directors; and

(iv)	the Purchaser will comply with all applicable laws and regulations (including stock exchange listing obligations) in connection with the subscription and purchase of the Bonds and the rights under the Subscription Agreement.

6.2	Each of the Purchaser Warranties shall be constructed separately and independently.

6.3	It is acknowledged that the Seller has entered into this Deed in reliance upon the Purchaser Warranties.

7.	CONFIDENTIALITY

7.1	Each Party undertakes that it shall (and shall procure that its affiliates shall, and where relevant, undertakes to procure that its officers, employees, agents, investment managers and professional and other advisers and those of any affiliate (together its “Authorised Persons”) shall) use its best endeavours to keep confidential at all times and not permit or cause the disclosure of any information (other than to its Authorised Persons) which it may have or acquire before or after the date of this Deed relating to the provisions of, and negotiations leading to, this Deed and the performance of the obligations thereunder (such information being “Confidential Information”). In performing its obligations under this Clause 7.1, each party shall apply confidentiality standards and procedures at least as stringent as those apply generally in relation to similar types of confidential information which it receives in connection with evaluating transactions similar to the transactions contemplated by this Deed.

7.2	Each Party shall, subject to the relevant laws and regulations, alert the other Parties as soon as is reasonably practical after it becomes aware of any request from a third party for disclosure of any Confidential Information.

7.3	The obligation of confidentiality under Clause 7.1 does not apply to:

(a)	information which at the date of disclosure is within the public domain (otherwise than as a result of a breach of this Clause 7);

(b)	the disclosure of information to the extent required to be disclosed by law, regulation, rules of any stock exchange or any regulatory authority binding on the Issuer or the Guarantor (including (i) any governmental filing or to other authorities as required by the applicable laws and/or regulation or rules of NASDAQ, an Alternative Stock Exchange, the Financial Industry Regulatory Authority or the U.S. Securities and Exchange Commission and (ii) in connection with any action or claim to enforce its rights thereunder); or

(c)	the disclosure by a Party to its Authorised Persons on a need-to-know and confidential basis.

8.	FEES, COSTS AND EXPENSES

8.1	The Purchaser shall be responsible for and pay legal fees of up to US$55,000 plus any outlay or expenses of Ashurst Hong Kong incurred by the Seller in connection with the negotiation, preparation and completion of this Deed and the sale and purchase of the Bonds.

8.2	Such costs and expenses shall be paid to the Seller within 5 business days of the receipt of such invoice provided by the Seller.

9.	NOTICES

9.1	Notices or other communications required to be given by any Party pursuant to this Deed may be delivered personally or sent by registered mail or by facsimile transmission or by email to the other Parties. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(a)	if delivered in person or registered mail, at the time of delivery;

(b)	if by fax, when received in legible form; and

(c)	if by e-mail, when received in legible form.

9.2	The contact details of the parties for all notices in connection with this Deed are:

(i)	to the Issuer, to it at:

Aptorum Group Limited

Address:	17/F, Guangdong Investment Tower
148 Connaught Road Central
Hong Kong

Fax no.:	(+852) 2850 7286

Attention:	Mr. Ian Huen, CEO & Executive Director

(ii)	to the Guarantor, to it at:

Jurchen Investment Corporation

Address:	17/F, Guangdong Investment Tower
148 Connaught Road Central
Hong Kong

Fax no.:	(+852) 2850 7286

Attention:	Mr. Ian Huen, Director

(iii)	to the Seller, to it at:

Peace Range Limited

Address:	811-817, 8/F, Bank of America Tower
12 Harcourt Road, Central
Hong Kong

Fax no.:	(+852) 2117 1410

Attention:	Mr. Andy Cheuk / Mr. Philip Wong

(iv)	to the Purchaser, to it at:

Aptorum Investment Holding Limited

Address:	17/F, Guangdong Investment Tower
148 Connaught Road Central
Hong Kong

Fax no.:	(+852) 2850 7286

Attention:	Mr. Ian Huen, Director

10.	GENERAL

10.1	The exercise of or failure to exercise any right or remedy in respect of any breach of this Deed shall not, save as provided herein, constitute a waiver by such Party of any other right or remedy it may have in respect of that breach.

10.2	Any right or remedy conferred by this Deed on either Party for breach of this Deed shall be in addition and without prejudice to all other rights and remedies available to it in respect of that breach.

10.3	This Deed (together with the other documents referred to herein) constitutes the entire agreement between the Parties with respect to its subject matter (neither Party having relied on any representation or warranty made by the other Parties which is not contained in this Deed) and no variation of this Deed shall be effective unless made in writing and signed by all the Parties.

10.4	If at any time any provision of this Deed is or becomes illegal, void or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

10.5	Each of the Parties agrees to do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be reasonable and appropriate for such Party to do or execute or procure to be done in order to give full effect to the terms of this Deed.

11.	COUNTERPARTS

This Deed may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

12.	GOVERNING LAW AND JURISDICTION

This Deed and any non-contractual obligations arising out of or in connection with this Deed shall be governed by and construed in accordance with Hong Kong laws.

13.	Arbitration

13.1	Any dispute, controversy, difference or claim arising out of or relating to this Deed, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

13.2	The law of this arbitration clause shall be Hong Kong law.

13.3	The seat of arbitration shall be Hong Kong.

13.4	The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

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IN WITNESS WHEREOF this Deed has been executed and delivered on the day and year first before written.

Issuer

EXECUTED and DELIVERED as a DEED for and on behalf of APTORUM GROUP LIMITED by two directors in the presence of: ________________________ Witness Name: Address: Occupation:	) ) ) ) ) )	________________________ Director Name: ________________________ Director Name:

Subscription Agreement – Execution Page

Guarantor

SIGNED, SEALED and DELIVERED as a DEED for and on behalf of JURCHEN INVESTMENT CORPORATION by its duly authorised signatory in the presence of:	) ) ) )	____________________ Authorised signatory Name:

______________________ Witness Name: Address: Occupation:

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Seller

SIGNED, SEALED and DELIVERED as a DEED for and on behalf of PEACE RANGE LIMITED by its duly authorised signatory in the presence of:	) ) ) )	____________________ Authorised signatory Name:

______________________ Witness Name: Address: Occupation:

Subscription Agreement – Execution Page

Purchaser

SIGNED, SEALED and DELIVERED as a DEED for and on behalf Aptorum Investment Holding Limited by two directors in the presence of:	) ) ) )	____________________ Director Name:

____________________
Director

______________________ Witness Name: Address: Occupation:	Name:

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